                                                                     EX-99.d.23

                               THE BRINSON FUNDS

                              GLOBAL BIOTECH FUND

                             SUB-ADVISORY AGREEMENT


          AGREEMENT, made by and between BRINSON PARTNERS, INC., a Delaware corporation (the "Investment Manager"), and UBS ASSET MANAGEMENT (NEW YORK), INC., a New York corporation (the "Sub-Adviser").

                                  WITNESSETH:

          WHEREAS, THE BRINSON FUNDS, a Delaware business trust (the "Trust"), has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and engages in the business of investing and reinvesting its assets in securities; and

          WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended, and engage in the business of providing investment management services; and

          WHEREAS, the Investment Manager and the Trust, on behalf of the Global Biotech Fund series (the "Series"), have entered into an agreement dated as of December 7, 2000 (the "Investment Management Agreement"), whereby the Investment Manager provides investment advisory services to the Trust on behalf of the Series; and

          WHEREAS, the Investment Management Agreement permits the Investment Manager to hire one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Series;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

          1. The Investment Manager hereby employs the Sub-Adviser, subject always to the Investment Manager's control and supervision, to manage the investment and reinvestment of that portion of the Series' portfolio as the Investment Manager shall designate from time to time, and to furnish the Investment Manager with investment recommendations, asset allocation advice, research and other investment services, subject to the direction of the Board of Trustees and officers of the Trust for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust in any way, or in any way be deemed an agent of the Trust. The Sub-Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Series, shall effect the purchase and sale of investments in furtherance of the Series' investment objectives and policies by placing transactions through its trading department or the Investment Manager's trading department, and shall furnish the Board of Trustees of the Trust with such information and reports regarding the Series' investments as the Investment Manager deems appropriate or as the Trustees of the Trust may reasonably request. The Sub-Adviser shall act in conformity with the Agreement and Declaration of Trust and By-Laws of the Trust, and the Series' prospectus and with the instructions and directions of the Investment Manager and of the Board of Trustees of the Trust, and shall conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations consistent with the provisions of Section 15(c) of the 1940 Act.

          2. (a) Subject to the primary objective of obtaining the best available prices and execution, the Sub-Adviser will place orders for the purchase and sale of portfolio securities with such broker/dealers who provide statistical, factual and financial information and services to the Trust, to the Investment Manager, to the Sub-Adviser or to any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Series or who sell shares of any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds for which the Investment Manager or Sub-Adviser provides advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc.

             (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Sub-Adviser may ask the Trust, on behalf of the Series, and the Trust, on behalf of the Series, may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Trust and the Sub-Adviser have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Series and to other funds and other advisory accounts for which the Investment Manager or the Sub-Adviser exercises investment discretion.

          3. As compensation for the services to be rendered to the Series by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a monthly fee equal to one twelfth of 0.10% of the fee paid to the Investment Manager under the terms of the Investment Management Agreement.

          If this Agreement is terminated prior to the end of any calendar month, the sub-advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          4. The services to be rendered by the Sub-Adviser to the Series under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

          5. The Sub-Adviser, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Series or to any other investment company, corporation, association, firm or individual.

          6. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Sub-Adviser to the Series, the Sub-Adviser shall not be subject to liability to the Series or to any shareholder of the Series for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

          7. (a) This Agreement shall be executed and become effective as of the date written below. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

             (b) No amendment to this Agreement shall be effective for the Series unless approved by: (i) a majority of the Trustees; and (ii) a majority of the outstanding voting securities of the Series. Notwithstanding the foregoing, this Agreement may be amended as to the Series without the approval of a majority of the outstanding voting securities of the Series if the amendment relates solely to a change that is permitted or not prohibited under federal law, rule, regulation or SEC staff interpretation thereof to be made without shareholder approval.

          Notwithstanding the foregoing, this Agreement may be terminated as to the Series by the Investment Manager or the Trust at any time, without the payment of a penalty, on not more than sixty days' written notice to the Sub-Adviser, of the Investment Manager's or the Trust's intention to do so, in the case of the Trust pursuant to action by the Board of Trustees of the Trust or pursuant to vote of a majority of the outstanding voting securities of the Series. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on not more than sixty days' written notice to the Investment Manager and the Trust of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination.
This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.

          8. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

          9. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities;" "interested person;" and "assignment" shall have the respective meanings set forth in the 1940 Act.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by having it signed by their duly authorized officers as of the 7th day of December, 2000.

                                BRINSON PARTNERS, INC.


Attest:                         By:
       -----------------------      ------------------------------
Name:                           Name:
Title:                          Title:



                                BRINSON PARTNERS, INC.


Attest: /s/John A. White        By: /s/Mark F. Kemper
       -----------------------      ------------------------------
Name: John A. White             Name: Mark F. Kemper
Title: Assistant Secretary      Title: Secretary



                                UBS ASSET MANAGEMENT (NEW YORK), INC.



Attest: /s/Charles Mathys       By: /s/Benjamin F. Lenhardt, Jr.
       -----------------------      ------------------------------
Name: Charles Mathys            Name: Benjamin F. Lenhardt, Jr.
Title: Assistant Secretary      Title: President & CEO


Agreed to and accepted as of the day and year first above written:



                                THE BRINSON FUNDS
                                for the GLOBAL BIOTECH FUND



Attest: /s/Alanna N. Palmer     By: /s/Thomas J. Digenan
       -----------------------      ------------------------------
Name: Alanna N. Palmer          Name: Thomas J. Digenan
Title: Assistant Secretary      Title: President